UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       November 1, 2007
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio		43058-3500

(Address of principal executive offices)		(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On Thursday, November 1, 2007, J. Daniel Sizemore resigned from the Board of Directors of Park National Corporation (“Park”). Mr. Sizemore also resigned as Chairman of the Board and Chief Executive Officer of Park’s affiliate bank, Vision Bank, effective November 30, 2007. Mr. Sizemore served in the class of Park directors whose terms of office will expire at the annual meeting of shareholders of Park to be held in 2009.
Mr. Sizemore has been a director of Park since March 9, 2007, when Vision Bancshares, Inc. (“Vision”) was merged with and into Park (the “Merger”). At the time of the Merger, Vision operated two bank subsidiaries (both named Vision Bank) which became bank subsidiaries of Park on March 9, 2007. On July 20, 2007, the bank operations of the two Vision Banks were consolidated under a single charter through the merger of the Vision Bank headquartered in Gulf Shores, Alabama with and into the Vision Bank headquartered in Panama City, Florida. Vision Bank operates 18 branch locations in the Gulf Coast communities, in Baldwin County, Alabama and in the Florida panhandle. Vision Bank had total assets of approximately $891 million at September 30, 2007.
Mr. Sizemore resigned from the Board of Directors of Park in order to pursue an opportunity with another bank headquartered in western Alabama. The market in which the bank in western Alabama operates in does not overlap the markets that Vision Bank currently serves. In accordance with the employment agreement, dated September 14, 2006, Mr. Sizemore has voluntarily terminated his employment and as such, there will be no severance payments as part of his resignation. Mr. Sizemore will be entitled to any unpaid base salary, the value of any accrued but unpaid vacation and any unreimbursed business expenses, all as of the date of termination or employment. In addition, he will be entitled to any rights and benefits (if any) provided under plans and programs of Vision Bank (including the salary continuation agreements entered into July 14, 2004 (and amended by first amendments entered into June 26, 2006 and second amendments entered into June 1, 2007) with Vision Bank), determined in accordance with the applicable terms and provisions of such plans and programs.
Please see Exhibit 17 filed with this Current Report on Form 8-K for the letter from Mr. Sizemore confirming that he agrees with the statements made in this Current Report on Form 8-K describing the circumstances surrounding his resignation from the Board of Directors of Park and as Chairman and Chief Executive Officer of Vision Bank.
Item 9.01 — Financial Statements and Exhibits.
     (a)  Not applicable
     (b)  Not applicable
     (c)  Not applicable
     (d)  Exhibits. The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

17	Letter from J. Daniel Sizemore regarding resignation from the Board of Directors of Park National Corporation and as Chairman of the Board and Chief Executive Officer of Vision Bank.
99.1	News Release issued by Park National Corporation on November 1, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: November 1, 2007	By:	/S/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated November 1, 2007
Park National Corporation

Exhibit No.	Description

17	Letter from J. Daniel Sizemore regarding resignation from the Board of Directors of Park National Corporation and as Chairman of the Board and Chief Executive Officer of Vision Bank.
99.1	News Release issued by Park National Corporation on November 1, 2007.

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